NATFRESH BEVERAGES CORP
Prospectus Service Agreement
Business Plan and Form S-1

AMCM/NFBC/PROSPECTUSSERVICEAGREEMENT(MASTER) 7/2/2012

MANAGER CONSULTING SERVICE AGREEMENT

No.: AFS/CM/USOTC/MCSA2012-13-001

THIS SERVICE AGREEMENT is made and entered on this 2nd day of July, 2012 BETWEEN ACCESS FINANCE AND SECURITIES (NZ) LIMITED (company registration no. 2254916), a financial institution duly incorporated under the laws of New

Zealand and having its registered office at no. Level 31, Vero Centre, 48 Shortland Street, Auckland 1140, New Zealand (hereinafter referred to as “the Advisor” or “AFS”) of one part AND NATFRESH BEVERAGES CORP, a US domestic corporation limited by shares duly incorporated under the laws of the State of Nevada, United States of America and having its US registered agent address at Incsmart.Biz, Inc of 4421 Edward Ave, Las Vegas, NV 89108, United States of America (hereinafter referred to as “the Issuer”) of the other part.

RECITALS

WHEREAS, the Advisor is a financial institution providing offshore merchant banking services for companies intending to go public in the United States of America (hereinafter referred to as “the US”) and services related to merger and acquisition, capital markets and placement of securities including stock and shares (collectively hereinafter referred to as “the Services”);

WHEREAS, the Issuer is desirous and wishes to utilise the Services of AFS as its Advisor under the terms of this Agreement for going public in the US with a view to obtain listing on the US Over-the-Counter Bulletin Board (hereinafter referred to as “OTCBB” or “the Exchange”) and AFS wishes to become the Issuer’s Advisor for this purpose.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

1.    APPOINTMENT OF ADVISOR

       Upon execution of this Agreement by both parties, the Issuer hereby appoints AFS as it’s Advisor for the provision of guidance of the Issuer to go public in the US and to seek listing on the OTCBB (hereinafter referred to as “the Assignment”).

2.    SCOPE OF SERVICE IN RELATION TO THE ASSIGNMENT

       The scope of service AFS would provide under this Agreement includes:

       2.1.    On behalf of the Issuer, to source, negotiate and nominate professionals, consultants and institutions like management consultants, certified public accountants (PCAOB Standards), investment banks, securities dealers, market makers, securities lawyers and securities transfer agents, and accountants for accounting services and for SEC quarterly reporting etc.,  to be the members of a Team for the Assignment (hereinafter referred to as “the Team” or “the Team Members”);

       2.2.    To provide consultation and advisory on matters related to the Assignment until the US Securities and Exchange Commission (hereinafter referred to as “the SEC”) declares the Registration Statement effective and the Stock Symbol (Trading Symbol) from the US Financial Industry Regulatory Authority (hereinafter referred to as “FINRA”) sought.

       2.3.    To coordinate, monitor and supervise in the production of a Business Plan and hence the Prospectus for the Assignment (hereinafter referred to as  “the Form S-1” or “the Registration Statement” ) for filing with the SEC.  For this purpose, there shall be only one Registration Statement until the SEC declares the Registration Statement effective.  This includes amendment or revision of original or first Form S-1.

       2.4.    To closely liaison with the securities lawyers appointed by the Issuer for the Assignment in their preparation of the 211 Due Diligence and the market maker as the Sponsor for the listing of the Issuer’s shares on the OTCBB until the SEC declares the Registration Statement effective and FINRA grant the Stock Symbol.

       2.5.    To closely liaison with the appointed accountants responsible for the accounting and SEC quarterly reporting, and the certified public accountants responsible for the financial audits and the SEC quarterly reporting reviews in compliance with SEC Regulations until the SEC declares the Registration Statement effective and FINRA grant the Stock Symbol.

       2.6.    To closely liaison with the securities transfer agent appointed by the Issuer for the Assignment in the account set-up, shareholders information and statistics, confirmation and audit from time to time until the SEC declares the Registration Statement effective and FINRA grant the Stock Symbol.  For this purpose, the Advisor is hereby authorised by the Issuer to give instructions to the securities transfer agent to issue share certificates to all shareholders the moment the SEC declares the Registration Statement effective.  The Advisor is also hereby authorised by the Issuer to contact and give any instructions to the securities transfer agent to update and furnish information that may be required to accomplish the Assignment. The Issuer hereby agrees and undertakes that these authorisations will not be withdrawn under any circumstances.

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2.7.    From time to time, the Advisor shall cause to monitor, coordinate and manage the work flow of  the Team Members and to issue Red Flag messages to the Team Members and the Issuer for responding to any outstanding questions or comments put-forth by the SEC and/or FINRA until the SEC declares the Registration Statement effective.

      2.8.    To advise the Issuer in the determination and formulation of strategies for the Assignment until the SEC declares the Registration Statement effective and FINRA grant the Stock Symbol.

       2.9.    To manage the Assignment until the SEC declares the Registration Statement effective and FINRA grant the Stock Symbol.

3.    REGISTRATION STATEMENT

       There shall be only one Registration Statement or Form S-1 for the Assignment which includes any amendment or revision so made thereto until the SEC declares the Registration Statement effective.

4.    REMUNERATION FOR THE ADVISOR

       4.1.    In consideration of the services to be rendered or provided by AFS described under Clause 2 above and the Issuer agrees to pay the Advisor a lump sum of United States Dollar Three Hundred Thousand (US$300,000.00) as the Advisor’s fee (hereinafter referred to as “the Remuneration”).

       4.2.    The Remuneration of US$300,000.00 shall be paid by the Issuer to AFS in the following agreed manner:

                 4.2.1.    On signing of this Agreement, by shares of the Issuer at

                                Par value USD0.001 per share …………………………   US$  50,000.00.

                 4.2.2.    By telegraphic transfer in three instalments ………… …    US$250,000.00.

                               TOTAL…………………………………………………………. US$300,000.00.

       4.3.    The Issuer agrees to the Remuneration set out in Clause 4.2.1 above will be paid by the Issuer in kind by way of issuance of 50,000,000 common shares at USD0.001 per share at par in the share capital of NATfresh Beverages Corp, United States of  America.

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4.4.    In furtherance of clause 4.3 above, the Issuer shall cause to allot the said shares to the Advisor and the Advisor shall complete and sign the Private Placement Subscription Agreement which the Issuer shall undertake that they will not revoke such allotment under any circumstances.

       4.5.    The Issuer further agrees that the Remuneration set out in Clause 4.2.2 above shall be paid by the Issuer to the Advisor in two instalments, as follows:

                  4.5.1.    By telegraphic transfer on or before 10th September, 2012.. US$  50,000.00.

                  4.5.2.    By telegraphic transfer on or before 10th October, 2012 ….. US$  50,000.00.

                  4.5.3.    By telegraphic transfer on or before 10th November, 2012 …US$ 50,000.00.

                  4.5.4.    By telegraphic transfer on or before 10th December, 2012…USD  50,000.00.

                  4.5.5.    By telegraphic transfer on or before 10th January, 2013……USD  50,000.00.

                                TOTAL ………………………………………………………      US$250,000.00.

       4.6.    In furtherance to Clause 4.5 above, the Issuer agrees that the payment for the Remuneration will be paid by the Issuer to the Advisor by way of telegraphic transfer details of which are as follows:

                  Beneficiary            :    Access Finance and Securities (NZ) Limited

                                                     Level 31, Vero Centre,

                                                     48 Shortland Street,

                                                     Auckland 1140,

                                                     New Zealand.

                  Receiving Bank     :    Westpac Banking Corporation

                                                     Mid City Branch,
                                                     229 – 231 Queen Street,

                                                     Auckland 1010,

                                                     New Zealand.

                  Swift Code             :   WPACNZ2W.

                  USD Account No.  :   WCO – 113488 – USD – 3740 – 01.

       4.7.    The Remuneration once paid is non-refundable.

       4.8.    The Remuneration mentioned herein is EXCLUSIVE of:

            4.8.1.    New Zealand GST or sales tax;

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                 4.8.2.    Out-of-pocket expenses or disbursements such as telephone and fax charges, postage and courier charges, photocopying charges, filing fees, Form S-1 registration fee, amended Form S-1 filing fees, Form S-1 edarization fees, notarisation expenses, and travelling expenses.

                 4.8.3.    Travelling shall mean such travel out of New Zealand or from other country as requested or instructed by the Issuer and such travelling expenses like air tickets, hotel accommodation, food and local transportation expenses shall be paid by the issuer or at the Issuer’s expense covering two representatives from the Advisor.

                 4.8.4.    The cost of printing of the Business Plan or the Form S-1 in hard copy.  The completed Business Plan or Form S-1 will be electronically mailed to the Issuer in pdf format;

                 4.8.5.    Professional fees and disbursements for accountants responsible for accounting and SEC Reporting; auditors for quarterly audit and annual audit; account set-up fee for shares transfer agent and monthly shares transfer agent maintenance fee; and  securities lawyer’s legal fees and disbursements, and secretarial fees.

                 4.8.6.    Any other expenses, taxes and/or fees payable not mentioned under Clauses 4.8.1 to 4.8.5 above shall be notified by the Advisor to the Issuer and the Issuer shall not unreasonably object or deny to such expenses for payment.

       4.9.    The Issuer shall cause to make such payments directly to the Advisor in respect of expenses incurred under Clauses 4.8.1 to 4.8.6 as soon as the Issuer receives such invoice or invoices from the Advisor.

5.    SPONSOR FOR THE LISTING ON OTCBB

       There is no fee payable for the Sponsorship of the listing of the Issuer’s shares on the OTCBB unless advised by the said Sponsor.

6.    THE ISSUER’S RESPONSIBILITIES

       The Issuer covenants and undertakes that at all times during the continuance in force of this Agreement supply, furnish and provide the following information and/or documents in English language whether such information and/or documents officially demanded or requested by the Advisor or any member of the Team:

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       6.1.    The Issuer’s corporate and management information, write-ups of each and individual directors and key personnel, financial statements (audited and unaudited), bank borrowings and advances, raw materials supplies (domestic and imports) and contracts, manufacturing data and product standard cost sheet, sales (domestic and exports) and contracts, forward sales contracts, product specification and standards, awards, product research and development results and statements, technology  cooperation agreements, financial and business forecasts, statistics, records, etc.;

       6.2.    The Issuer’s board of directors’ minutes and resolutions and the Issuer’s shareholders’ annual general meetings or extra ordinary general meetings’ minutes and resolutions and in particular the board of directors’ resolutions approving the Assignment and the appointment of AFS as its Advisor for the Assignment;

       6.3.    The Issuer’s investment in financial products and/or companies;

       6.4.    Parent Company and/or Associated Companies of the Issuer.  Providing or furnishing similar information and/or documents described under Clauses 6.1 and 6.2 above;

       6.5.    Subsidiary Companies of the Issuer.  Providing or furnishing similar information and/or documents described under Clauses 6.1 and 6.2 above;

       6.6.    The Issuer further undertakes to supply, furnish and/or provide any other information and/or documents not mentioned herein (whether officially or unofficially demanded or requested) to the Advisor and/or any member of the Team with the view to complete the Assignment;

       6.7.    The Issuer hereby permits and authorises the Advisor and its representatives and agents and any member of the Team to contact, speak and correspond with any member or employee of the Issuer, Parent Company or Associated Companies and Subsidiary Companies and its internal and external auditors, internal and external lawyers, treasurer and company secretary with the view to complete the Assignment;

       6.8.    The Issuer hereby consents or approves the structure of the Assignment proposed by the Advisor and any decision that needs to be made with the view to complete the Assignment (hereinafter referred to as “the Decisions”) must be made “promptly” in any event such Decisions should be given 48 hours (2 days) from the day such question arose;

       6.9.    The Issuer shall cause to take all actions in the provision of information and/or  documents, payments to the Team Members and creditors and the Decisions as soon as practical after demand or request made by the Advisor and/or any member of the Team.  Where Decisions are required, Clause 6.8 above shall apply; and

       6.10.  The Issuer shall at its own expense cause to arrange for the Advisor to visit its office and factory premises including its Parent Company, Associated Companies and/or Subsidiary Companies and to permit and authorise the Advisor to take pictures or  photograph thereto.

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7.    TIME TABLE

       It is agreed by both parties that the initial time table for the Assignment shall be as follows:

       7.1.    As soon as practical after signing of this Agreement, the Advisor shall notify the Issuer the names of the Team Members and forthwith submit a proposal to the Issuer for the travel to visit each of the Team Members with the view to complete the appointment exercise.

       7.2.    As soon as practical after the return from the travel visits of the Team Members and engagements made, scheduling a Work Program shall commence including the determination and formulation of strategies for the Assignment.

       7.3.    Once the Work Program is determined, the Advisor shall cause to monitor the work flow and forthwith submit to all parties by electronic mail in pdf format the Monthly Master Time Table Performance Review Report.

       7.4.    The Issuer agrees that in order for the Work Program to be effective, the Issuer’s  Responsibilities in Clause 6 above plays an important role and if there is a delay in furnishing requested or required information by the Issuer to the Advisor or any member of the Team, the Advisor will not be held responsible and liable for such delay.  The Issuer hereby waives such claim against the Advisor.

8.    INDEMNITY

       The Issuer hereby agrees to indemnify and hold the Advisor harmless from any and all legal suits and actions (whether civil or criminal), proceedings at law or in equity, liabilities, claims (groundless or otherwise), costs, losses, damages, payments, deficiencies, judgments, settlements, penalties, fines, costs, and legal and other expenses, including legal or attorney’s fees, arising from or related to the performance of the Advisor’s duties or the services of the Advisor under this Agreement, specifically including any dispute, litigation, arbitration, or regulatory investigation or action in which the Advisor is named as a respondent, defendant, third party respondent or third party defendant, or any proceedings or matter where the Advisor is required to respond to a subpoena, summons,  or any other order or court order or inquiry, whether through testimony, in writing, or by the production of documents or information, unless there has been a final and non-appealable adjudication by a court of competent jurisdiction that such claim, loss, damage, or cost was directly caused by the wilful misconduct or gross negligence of the Advisor, without any contributory negligence by the Issuer.

       All payments by the Issuer to the Advisor pursuant to this indemnification clause shall be made as soon as practical after written demand by the Advisor therefore is presented to the Issuer in any event not later than fourteen (14) days after such demand whether demand is written and dispatch by post, courier, electronic mail or by facsimile transmission by the Advisor to the Issuer.  The Issuer’s obligation to make such payments shall not be affected by the pendency of any proceeding regarding the amount or validity of the Advisor’s demand for indemnification, or by any proceeding alleging wilful misconduct or gross negligence by the Advisor, unless and until there has been a final and non-appealed adjudication that the Advisor is guilty of wilful misconduct or gross negligence.

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9.    ASSIGNMENT OF RIGHTS

       This Agreement may not be assigned by either party without the express written consent of the other party.

10.  PRE CONTRACT AND PUBLIC DISCLOSURE

       Both parties hereby agree that all pre contract whether in writing or unwritten shall be null and void.

       Both parties further agreed that this Agreement shall be made available for public disclosure.

11.  TERMINATION OF THIS AGREEMENT

       This Agreement will be terminated if any one of the following events arose:

       11.1.  If there is an outbreak of war in the US or New Zealand where the Advisor or the Issuer resides or operates; OR

       11.2.  If there is a government intervention by the government of the country where the Advisor or the Issuer resides or operates; OR

       11.3.  If there is a withdrawal of any member of the Team and no remedy is made to ratify the situation by a replacement to be made within ninety (90) days from the date of notice of such termination from the withdrawing Team member; OR

       11.4.  If the either party enters into any creditors’ meetings or insolvency or bankruptcy proceedings; OR

       11.5.  If the Issuer gives notice to the Advisor its intention to terminate this Agreement with supporting board of directors’ resolutions approving the termination in any event such notice should be served upon the Advisor in writing and thirty (30) days in advance either by post, courier or by facsimile transmission or electronic mail PROVIDED ALWAYS that the original copy of the said notice must reached the Advisor; OR

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       11.6.  If the Issuer commits a breach of this Agreement; OR

       11.7.  If the Advisor gives a written advance thirty (30) days notice to the Issuer its intention to terminate this Agreement by way post, courier or by facsimile transmission or electronic mail PROVED ALWAYS that the original copy of the said notice must reached the Issuer; OR

       11.8.  If the Assignment has been completed.

12.  TERMINATION RULES

       Both parties agree that where termination arose, both parties shall observe the following rules:

       12.1.  The Issuer shall cause to pay and settle any outstanding or unpaid invoices of the Advisor.  The Issuer shall make such payments to the Advisor within fourteen (14) days from the date of the termination notice and to remit such amount to the Advisor in the manner described under Clause 4.5 above.

       12.2.  The Advisor upon receipt of such payments and the amount from the Issuer as described under Clause 12.1. above, the Advisor shall cause to return all documents belonging to the Issuer by post or courier or to be collected by the Issuer personally.  Correspondence, records, reports, statements, memorandums and minutes etc., that touches the Assignment written and/or produced by the Advisor  and those work-in-progress will not be given to the Issuer.  It is the property of the Advisor.

       12.3.  After termination, both parties shall observe the rule of confidentiality and shall not photocopy, print, distribute and/or disclose (whether verbal or express) any materials of the Assignment that have used or resulted from the service of this Agreement.

13.  MODIFICATION

       No change, modification, addition or amendment to this Agreement shall be valid unless in  writing and signed by both parties hereto.

14.  ISSUER’S KNOWLEDGE AND RISK FACTOR

       Both parties agree that this Agreement is negotiated at arm’s length between persons sophisticated and knowledgeable in these types of matters relating to the Assignment.

       Therefore:

       14.1.    Each party shall engage its own legal counsel and consult such legal counsel before signing of this Agreement;

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       14.2.    Each party also has the opportunity to seek advice from other professionals like accountants, bankers and securities dealers alike with the view to obtain knowledge and understanding of the Assignment before signing of this Agreement; and

       14.3.    In furtherance of Clauses 14.1 and 14.2 above, both parties agree and accept that each party is responsible for its own risk since entering into this Agreement carries an element of risk especially there is no promises or guaranty (whether verbally or express) made by the Advisor to the Issuer that the Assignment will be one hundred per cent (100%) successful, and therefore, interpretation of this Agreement by AFS is hereby waived.

15.  VENUE AND GOVERNING LAW

       The venue for all legal proceedings in connection with this Agreement shall be Auckland, New Zealand and in all aspects of this Agreement shall be governed by the laws of the New Zealand.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date listed above.

SIGNED BY THE MANAGER

ACCESS FINANCE AND SECURITIES (NZ) LIMITED

/s/ WANG HUEI LING

_______________________________

WANG HUEI LING

Director

in the presence of:

/s/ TAN SIN AUN

_______________________________

TAN SIN AUN

Singapore PR ID No. S7479738E

  SIGNED BY THE ISSUER

NATFRESH BEVERAGES CORP

/s/ YI LUNG LIN

_______________________________

YI LUNG LIN

President/Director

in the presence of:

/s/ JOSHUA TEH BOON BOON

_______________________________

JOSHUA TEH BOON BOON

 Singapore PR ID No. S7772772H

AFS/NFBC/MANAGERCONSULTINGSERVICEAGREEMENT(MASTER)/02072012

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